UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 22, 2009

SUSQUEHANNA BANCSHARES, INC.

(Exact Name of Registrant Specified in Charter)

Pennsylvania	001-33872	23-2201716
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26 North Cedar Street , Lititz, Pennsylvania	17543
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 626-4721

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangement of Certain Officers

Awards of Restricted Stock Unit Grants to Certain Named Executive Officers

On December 22, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of Susquehanna Bancshares, Inc. (the “Company”), after thorough evaluation, approved restricted stock unit awards (“Stock Units”) to certain named executive officers of the Company under the Company’s Amended and Restated 2005 Equity Incentive Plan (the “Plan”). In approving the Stock Units to the named executive officers, among other factors, the Committee considered the fact that the Company approved no salary increases for its named executive officers since March 2008.

The number of Stock Units granted on December 22, 2009 to the Company’s named executive officers pursuant to the Plan is set forth below:

Name	Number of Stock Units
William J. Reuter, Chairman and Chief Executive Officer	25,000
Eddie L. Dunklebarger, President and Chief Operating Officer	15,000
Drew K. Hostetter, Executive Vice President and Chief Financial Officer	15,000
Bernard A. Francis, Jr., Senior Vice President and Group Executive	15,000
Michael M. Quick Executive Vice President and Chief Corporate Officer	15,000

By way of background, in December 2008, the Company completed the sale of $300,000,000 in preferred shares (“TARP Funds”) to the U.S. Department of the Treasury (the “Treasury”) through the Capital Purchase Program (“CPP”) under the Troubled Asset Relief Program (“TARP”) established under the Emergency Economic Stabilization Act of 2008 (“EESA”) and later amended under the American Recovery and Reinvestment Act of 2009 (“ARRA”) (collectively, the “TARP Regulations”). The TARP Regulations place limitations on the Company’s ability to make awards or payments to certain of its employees, including its named executive officers. These restrictions apply during the period in which any obligation arising from financial assistance provided to the Company under TARP remains outstanding (the “TARP Period”). Consequently, the Committee determined that the Company would award Stock Units to its named executive officers, subject to terms and conditions that are permissible for such restricted stock unit grants under the TARP Regulations.

The terms of each Stock Unit award are set forth in a restricted stock unit grant agreement (the “Agreement”) between the Company and the named executive officers. Under the Agreement, the Stock Units vest in full on the first to occur of the following events provided that the named executive officer continues to be employed by, or provide service to, the Company: (i) the second anniversary of the date of grant, (ii) death, (iii) disability, (iv) the effective date of a change in control event, or (v) the date determined in accordance with certain terms and conditions set forth in the named executive officer employment agreements which may provide for certain accelerated vesting provisions. In order to comply with the TARP Regulations, shares which vest in accordance with the schedule set forth above will be issued on the later of (i) the applicable vesting date or (ii) certain repayment dates defined in the Agreement and generally set forth below:

•	Shares with respect to 25% of the vested Stock Units will become issuable on the date as of which 25% of the TARP Funds have been repaid to Treasury;

•	Shares with respect to an additional 25% of the vested Stock Units will become issuable on the date as of which 50% of the TARP Funds have been repaid to Treasury;

•	Shares with respect to an additional 25% of the vested Stock Units will become issuable on the date as of which 75% of the TARP Funds have been repaid to Treasury; and

•	Shares with respect to the remaining vested Stock Units will become issuable on the date as of which 100% of the TARP Funds have been repaid to Treasury.

Pursuant to the Agreements, holders of Stock Units will not have any shareholder rights, including voting or dividend rights, with respect to the shares subject to the Stock Unit until such shares are issued to the named executive officers. During the period of restriction, all dividends and other distributions paid on our shares in cash, securities or other property will be credited to a special book account in the form of a phantom dividend equal to the dividend or distribution which would have been paid on the shares subject to the Stock Units had the shares been issued.

The full text of the form of the Agreement for the awards described above is attached as Exhibit 10.1 to this report and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of Restricted Stock Unit Grant Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUSQUEHANNA BANCSHARES, INC.
(Registrant)

By:	/S/ EDWARD BALDERSTON, JR.
Edward Balderston, Jr.
Executive Vice President and Chief Administrative Officer

Dated: December 23, 2009

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Form of Restricted Stock Unit Grant Agreement